UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2007
ROCHESTER MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-18933	41-1613227

(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)
One Rochester Medical Drive, Stewartville, MN 55976
(Address of principal executive offices)
Registrant’s telephone number, including area code: (507) 533-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Fiscal 2008 Management Incentive Plan

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e) On November 15, 2007, the Compensation Committee of the Board of Directors of Rochester Medical Corporation (the “Company”), approved a cash bonus management incentive plan for the fiscal year ending September 30, 2008 (the “Plan”). The Company’s management personnel will be entitled to earn bonus incentive compensation under the Plan based upon the Company’s financial performance in fiscal 2008, including the Company’s net sales and operating income. Such measures are deemed by the Board of Directors to be important measures of, among other things, the Company’s ability to generate value for shareholders. Minimum, target and maximum payout levels are set based upon the extent to which the specified performance measures are attained. A copy of the Plan is filed as Exhibit 10.1 to, and incorporated by reference in, this report.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 15, 2007, the Board of Directors of the Company approved resolutions adopting an amendment to the bylaws of the Company, clarifying the procedures for properly bringing forth proposals before a regular meeting of shareholders and the process for establishing rules of conduct for shareholder meetings. Section 2.02(c) was added to the Company’s bylaws to provide as follows: Only proposals to be brought before a regular meeting of shareholders by a shareholder in accordance with the following procedures shall be considered at such regular meeting. For a proposal to be properly brought by a shareholder at a regular meeting, the shareholder must give written notice to the chief executive officer, chief financial officer or secretary of the corporation so as to be received at the principal executive offices of the corporation not later than the date determined in accordance with the proxy rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, that proposals of shareholders intended to be presented at such regular meeting must be received in order to be included in the corporation’s proxy statement and proxy for such regular meeting. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the proposal specified in such notice; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at the regular meeting and intends to appear in person or by proxy at such regular meeting to make such proposal; (c) a brief description of such proposal and the reasons for making the proposal at the regular meeting; (d) a description of any material interest of the shareholder in the matter proposed; and (e) such other information that would be required to be included in a proxy statement filed by the corporation pursuant to the proxy rules of the Securities and Exchange Commission with respect to the proposal and the proponent thereof.
     Section 2.10 was added to the Company’s bylaws to provide as follows: The board of directors may adopt such rules, regulations and procedures for the conduct of any meeting of the shareholders as it deems appropriate. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the board of directors, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) restrict entry to the meeting after the time fixed for its commencement and (iv) limit the time allotted to shareholder questions or comments. Unless otherwise determined by the board of directors or the chairperson of the meeting, meetings of the shareholders need not be held in accordance with the rules of parliamentary procedure..
     Section 3.02 of the Company’s bylaws was modified to delete an outdated provision regarding director nominations by independent directors in recognition that the Board of Directors has a Nominating Committee of solely independent directors to provide for such director nominations.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
          10.1      Fiscal 2008 Management Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: November 20, 2007

ROCHESTER MEDICAL CORPORATION
By:	/s/ David A. Jonas
David A. Jonas
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fiscal 2008 Management Incentive Plan